                                                                      Exhibit 23






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-01047) pertaining to the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Other Sponsoring Corporations of our report dated June 9, 2000, with respect to the financial statements and schedule of the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Other Sponsoring Corporations included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                                     /s/ Ernst & Young LLP


Cleveland, Ohio
June 9, 2000